EXHIBIT 21


             ACX TECHNOLOGIES, INC. AND SUBSIDIARIES
                   SUBSIDIARIES OF REGISTRANT

     The following table lists subsidiaries of the Registrant and
the  respective  jurisdictions  of  their  incorporation  as   of
December 31, 1996. All subsidiaries are included in Registrant's consolidated financial statements.
                                                  State/Country of
              Name                                Incorporation

Coors Porcelain Company (operating under
      the trade name Coors Ceramics Company)      Colorado
   Alumina Ceramics, Inc.                         Arkansas
   Coors Ceramics Electronics, Limited            United Kingdom
   Coors Ceramics, GmbH                           Germany
   Coors Electronic Package Company               Delaware
   Coors Technical Ceramics Company               Tennessee
   Coors Wear Products, Inc.                      Colorado
   Wilbanks International, Inc.                   Oregon
Golden Aluminum Company (1)                       Colorado
   GAC Technology Company                         Colorado
      Lauener Engineering, AG                     Switzerland
      Lauener Engineering Limited                 Delaware
Graphic Packaging Corporation                     Delaware
   Gravure International Corporation, Inc.        Delaware
      Graphic Packaging Flexible Corporation      Delaware
      Hawkins Street Company                      North Carolina
   Graphic Packaging Holdings Corporation         Canada
      Graphic Packaging Canada Corporation        Canada
   Graphic Packaging Corporation of Virginia      Virginia
Golden Technologies Company, Inc.                 Colorado
   CLM2, Inc.                                     Colorado
   Golden Equities, Inc.                          Colorado
   Chronopol, Inc.                                Colorado
   Golden Genesis Company (formerly Photon
         Energy, Inc.)                            Colorado
   GTC Nutrition Company                          Colorado
   Photocomm, Inc.                                Arizona
      New World Power do Brazil                   Brazil
      Solartec, Inc.                              Argentina

(1) Golden Aluminum was sold on March 1, 1997.